UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                             -----------------------


                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 DATE OF REPORT
                        (DATE OF EARLIEST EVENT REPORTED)
                                February 19, 2004


                          HCC INSURANCE HOLDINGS, INC.
               (EXACT NAME OF REGISTRANT SPECIFIED IN ITS CHARTER)


       STATE OR OTHER            COMMISSION                IRS EMPLOYER
        JURISDICTION            FILE NUMBER:              IDENTIFICATION
      OF INCORPORATION:                                       NUMBER:

          DELAWARE                001-13790                76-0336636


                             13403 NORTHWEST FREEWAY
                            HOUSTON, TEXAS 77040-6094
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                         REGISTRANT'S TELEPHONE NUMBER,
                      INCLUDING AREA CODE - (713) 690-7300


                  ---------------------------------------------

ITEM 12.  Results of Operations and Financial Condition.

     On February 19, 2004, HCC Insurance Holdings, Inc. announced its results for the Fourth Quarter and full-year ended with 2003. A press release setting forth the announcement is set forth below.



        HCC Announces 2003 Results and 2004 Earnings Guidance


    HOUSTON--(BUSINESS WIRE)--Feb. 19, 2004--HCC Insurance Holdings,
Inc. (NYSE:HCC) today reported results for the fourth quarter and for the full year that ended December 31, 2003.
    Net earnings for the fourth quarter 2003 increased significantly to $50.5 million, or $0.77 per share, compared to $31.5 million, or $0.50 per share, for the same period in 2002.
    Net earnings for the full year 2003 increased substantially to $143.6 million, or $2.23 per share, compared to $105.8 million, or $1.68 per share, for the full year 2002.
    Stephen L. Way, Chairman and Chief Executive Officer, said, "2003 was the best year in our history and we are very pleased with our results." He added, "We are not resting on our laurels and look forward to our future challenges and successes."
    The Company has provided 2004 net earnings guidance with a range between $2.65 and $2.75 per share. The Company expects total revenue to increase approximately 25% in 2004, including growth of net earned premium by 30%, fee and commission income by 15% and investment income by 10%. The GAAP combined ratio is expected to remain fairly constant around 85% to 88% on significantly increased net earned premium.
    There were several non-recurring items recorded in the fourth quarter 2003 and a summary of these important items follows:
    The Company completed the sale of all of the assets of its retail broking subsidiary HCC Employee Benefits, Inc., following an unsolicited approach from Houston based Capital Risk LLC, a subsidiary of Jardine Lloyd Thompson Group, PLC. The initial after tax gain related to this sale, which was recorded in the fourth quarter 2003, was $30.1 million, or $0.47 per share. This transaction is subject to an earnout formula and could result in a further gain, which would be recorded in 2004. In accordance with GAAP, all operating results from this operation and this gain are shown separately in the Company's consolidated statements of earnings as "Discontinued Operations", but are included in the Company's net earnings. The operating earnings and the gain are shown separately. Management believes that the disposition of this non-core business was opportunistic and the resulting cashflow was immediately utilized in the Company's recent acquisition of American Contractors Indemnity Company.
    The Company reached an agreement with various reinsurers to commute certain reinsurance recoverables relating to the Company's discontinued A&H line of business. This transaction results in the Company receiving a cash payment from the reinsurers in consideration for discounting the recoverables and reassuming any losses. The after tax discount recorded was $18.7 million, or $0.29 per share. The pre-tax discount is included in loss and loss adjustment expenses in the Company's consolidated statements of earnings in the fourth quarter of 2003. It is expected that future investment income will overcome the discount given on this transaction. Management has been proactive about commuting some of its reinsurance recoverables and will continue to do this where it is in the best interest of the Company. Management has a positive view of commutations such as this because they result in removing older recoverables from the Company's balance sheet, increased future investment income and a reduction in the overall amount of recoverables.
    The Company and its independent auditors have determined that the Company needs to adjust the basis upon which the fee and commission income of its agency and intermediary subsidiaries are accounted. Accordingly, the Company has restated its financial statements for the first three quarters of 2003 and the Company will amend previously filed quarterly reports on Form 10-Q for those quarters. The cumulative effect of the change, $3.9 million, which is recorded in the first quarter of 2003, is not material to prior years but the effect of the change in basis of accounting became material in 2003 as a result of recent acquisitions. It is strictly a timing difference. The maximum timing difference is twelve months and the average timing difference is approximately six months on the portion of the affected revenue and the related components. The change does not impact the overall amount of fee and commissions ultimately earned or previously collected in cash by the Company. The change does not affect the net earnings of the Company's reporting segments but, rather, results solely from adjustments to the consolidating entries made in the preparation of the Company's consolidated financial statements. Likewise, the change does not affect cash flow from operations.
    The effect of this change on earnings for fiscal year 2003 is $13.0 million, or $0.20 per share. The effect of this change has been reflected in management's guidance for 2004. See the table attached which shows the effect on earnings and earnings per share for the first three quarters of 2003.
    Mr. Way commented, "There is no effect on the future growth prospects of the Company from this accounting change."
    Total revenue for the full year 2003 increased by 41% to a record $929.1 million compared to 2002, driven by significant increases in net earned premium, fee and commission income and investment income. The Company anticipates continued revenue growth in 2004.
    Comparing the full year 2003 to the previous year, the Company's insurance company subsidiaries' net written premium increased 59% to $865.5 million and net earned premium increased 46% to $738.3 million. During the same period, gross written premium reached a record $1.74 billion, growing 50% from the previous year. Premium growth is due to increased rates, a reduction in ceded reinsurance, organic growth and greater renewal retentions. The Company expects premium to continue to grow through at least 2004.
    The GAAP combined ratio was higher in 2003 at 91% compared to 86% in the previous year. This increase was primarily the impact of the reinsurance commutation recorded in the fourth quarter, which added 4% to the full year loss ratio. Management is confident of maintaining its combined ratio at or below this level going forward on rising earned premium revenue.
    For the full year of 2003 compared to the same period in 2002, fee and commission income increased 22% to $129.8 million, primarily due to organic growth of existing lines of business and acquisitions made in late 2002. During the same period, other operating income increased to $13.2 million from $7.0 million, due in part to the timing of acquisitions and dispositions of strategic investments.
    In 2003, cashflow from operations was significantly higher rising more than 200% to $528.1 million compared to the previous year. During the same period, net investment income grew 25% to $47.3 million, primarily due to substantially increased investment assets resulting from increased loss reserves due to higher retentions, as well as significant cash flow from operations and despite low yields from our continuing short duration and conservative investment philosophy.
    As of December 31, 2003, total assets increased 32% to $4.9 billion; total investments increased 46% to $1.7 billion; shareholders' equity increased 19% to $1.0 billion; and book value per share increased 16% to $16.37, all compared to December 31, 2002 and all at record levels. See attached tables.
    HCC will hold an open conference call beginning at 4:00 p.m. Central Time on Thursday, February 19. To participate, the number for domestic calls is (888) 243-0813 and the number for international calls is (703) 925-2400. In addition, there will be a live webcast available on a listen-only basis, that can be accessed through the HCC website at www.hcch.com. A replay of the webcast will be available until Friday, February 27, 2004.
    HCC is an international holding company and a leading specialty insurance group since 1974, headquartered in Houston, Texas, with offices in Bermuda, Spain and the UK. HCC has assets of $4.9 billion, shareholders' equity of more than $1 billion and is rated AA (Very Strong) by Standard & Poor's and A+ (Superior) by A.M. Best Company.

    For more information, visit our website at www.hcch.com.

    Forward-looking statements contained in this press release are made under "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties. The types of risks and uncertainties which may affect the Company are set forth in its periodic reports filed with the Securities and Exchange Commission.


                          HCC Insurance Holdings, Inc.
                              Financial Highlights
                                December 31, 2003
                  (amounts in thousands, except per share data)

Twelve Months Ended December 31,                 2003         2002
--------------------------------------------- -----------  -----------
Gross written premium                         $1,739,894   $1,159,249

Net written premium                              865,502      545,911

Net earned premium                               738,272      505,521

Fee and commission income                        129,763      106,425

Net investment income                             47,335       37,755

Other operating income                            13,215        6,985

Total revenue                                    929,112      657,139

Net earnings                                     143,561      105,828

Earnings per share (diluted)                        2.23         1.68

Cash flow from operations                        528,098      175,122

Weighted average shares outstanding (diluted)     64,383       62,936

GAAP net loss ratio                                 66.2% (a)    60.6%

GAAP combined ratio                                 91.0% (a)    86.0%


                                             December 31, December 31,
                                                  2003         2002
                                              ----------- ------------
Total investments                             $1,703,346   $1,167,636

Total assets                                   4,880,192    3,704,151

Shareholders' equity                           1,046,920      882,907

Debt to total capital                               22.9%        20.7%

Book value per share                              $16.37       $14.15


(a) Includes effect of commutation.


                          HCC Insurance Holdings, Inc.
                              Financial Highlights
                                December 31, 2003
                  (amounts in thousands, except per share data)

Three Months Ended December 31,                 2003           2002
------------------------------------------ ------------  -------------
Gross written premium                         $440,127       $307,165

Net written premium                            199,375        143,683

Net earned premium                             202,918        143,122

Fee and commission income                       33,381         25,859

Net investment income                           12,476          9,986

Other operating income                           4,948          3,714

Total revenue                                  253,898        181,975

Net earnings                                    50,460         31,495

Earnings per share (diluted)                      0.77           0.50

Cash flow from operations                      202,208         52,294

Weighted average shares outstanding
 (diluted)                                      65,110         63,109

GAAP net loss ratio                               73.7% (a)      59.6%

GAAP combined ratio                               96.6% (a)      83.0%


                                           December 31,   December 31,
                                               2003           2002
                                           ---------------------------
Total investments                           $1,703,346     $1,167,636

Total assets                                 4,880,192      3,704,151

Shareholders' equity                         1,046,920        882,907

Debt to total capital                             22.9%          20.7%

Book value per share                            $16.37         $14.15


(a) Includes effect of commutation.


             HCC Insurance Holdings, Inc. and Subsidiaries

                 Condensed Consolidated Balance Sheets

                            (unaudited, in thousands)

                                          December 31,    December 31,
                                               2003           2002
                                          -------------   ------------
ASSETS
Investments:
   Fixed income securities                  $1,164,166       $841,548
   Marketable equity securities                 12,002         15,609
   Short-term investments                      518,482        307,215
   Other investments                             8,696          3,264
                                          -------------   ------------
      Total investments                      1,703,346      1,167,636
Cash                                            96,416         40,306
Restricted cash and cash investments           210,301        189,396
Premium, claims and other receivables          899,031        753,527
Reinsurance recoverables                       907,211        798,934
Ceded unearned premium                         291,591        164,224
Ceded life and annuity benefits                 77,548         78,951
Deferred policy acquisition costs              127,018         68,846
Goodwill                                       386,507        335,288
Other assets                                   181,223        107,043
                                          -------------   ------------

      Total assets                          $4,880,192     $3,704,151
                                          =============   ============

LIABILITIES
Loss and loss adjustment expense
 payable                                    $1,535,288     $1,155,290
Life and annuity policy benefits                77,548         78,951
Reinsurance balances payable                   287,937        166,659
Unearned premium and other deferred
 revenue                                       614,178        331,050
Deferred ceding commissions                     86,337         49,963
Premium and claims payable                     745,559        730,801
Notes payable                                  310,404        230,027
Accounts payable and accrued
 liabilities                                   176,021         78,503
                                          -------------   ------------

      Total liabilities                      3,833,272      2,821,244

SHAREHOLDERS' EQUITY
Common stock                                    63,964         62,358
Additional paid-in capital                     447,671        416,406
Retained earnings                              509,159        383,378
Accumulated other comprehensive income          26,126         20,765
                                          -------------   ------------
      Total shareholders' equity             1,046,920        882,907
                                          -------------   ------------
      Total liabilities and
       shareholders' equity                 $4,880,192     $3,704,151
                                          =============   ============

Note: Certain amounts from the prior year have been reclassified to be consistent with the Current classifications.


             HCC Insurance Holdings, Inc. and Subsidiaries

             Condensed Consolidated Statements of Earnings

           (unaudited, in thousands, except per share data)

                                    For the           For the three
                                  years ended         months ended
                                  December 31,        December 31,
                                 2003      2002      2003      2002
                               --------- --------- --------- ---------
REVENUE

Net earned premium             $738,272  $505,521  $202,918  $143,122
Fee and commission income       129,763   106,425    33,381    25,859
Net investment income            47,335    37,755    12,476     9,986
Net realized investment gain
 (loss)                             527       453       175      (706)
Other operating income           13,215     6,985     4,948     3,714
                               --------- --------- --------- ---------
      Total revenue             929,112   657,139   253,898   181,975

EXPENSE

Loss and loss adjustment
 expense                        488,652   306,491   149,587    85,245

Operating expense:
   Policy acquisition costs,
    net                         125,360    90,027    31,224    26,655
   Compensation expense          82,947    58,567    25,035    14,403
   Other operating expense       56,287    39,560    18,042     8,410
                               --------- --------- --------- ---------
      Net operating expense     264,594   188,154    74,301    49,468

Interest expense                  7,453     8,301     1,956     1,409
                               --------- --------- --------- ---------
      Total expense             760,699   502,946   225,844   136,122
                               --------- --------- --------- ---------
      Earnings from continuing
       operations before income
       tax provision
       income tax provision     168,413   154,193    28,054    45,853

Income tax provision             60,494    53,615    10,014    15,688
                               --------- --------- --------- ---------
Earnings from continuing
 operations                     107,919   100,578    18,040    30,165

Gain from sale of discontinued
 operations                      30,141        --    30,141        --

Earnings from discontinued
 operations                       5,501     5,250     2,279     1,330
                               --------- --------- --------- ---------
      Net earnings             $143,561  $105,828   $50,460   $31,495
                               ========= ========= ========= =========

Basic earnings per share data:

Earnings from continuing
 operations                       $1.70     $1.62     $0.28     $0.48

Gain from sale of discontinued
 operations                        0.48        --      0.47        --

Earnings from discontinued
 operations                        0.09      0.08      0.04      0.02
                               --------- --------- --------- ---------
Net earnings                      $2.27     $1.70     $0.79     $0.50
                               ========= ========= ========= =========
Weighted average shares
 outstanding                     63,279    62,225    63,875    62,387
                               ========= ========= ========= =========
Diluted earnings per share data:

Earnings from continuing
 operations                       $1.68     $1.60     $0.28     $0.48

Gain from sale of discontinued
 operations                        0.47        --      0.46        --

Earnings from discontinued
 operations                        0.08      0.08      0.03      0.02
                               --------- --------- --------- ---------
Net earnings                      $2.23     $1.68     $0.77     $0.50
                               ========= ========= ========= =========
Weighted average shares
 outstanding                     64,383    62,936    65,110    63,109
                               ========= ========= ========= =========
Cash dividends declared, per
 share                            $0.28    $0.255    $0.075    $0.065
                               ========= ========= ========= =========

Note: Certain amounts from the prior year have been reclassified to be consistent with the Current classifications.


             HCC Insurance Holdings, Inc. and Subsidiaries

            Condensed Consolidated Statements of Cash Flows

                            (unaudited, in thousands)

                                                                   For the three
                             For the years ended       months ended
                                December 31,           December 31,
                              2003      2002         2003       2002
                            ----------- ---------- --------- ---------

Cash flows from operating activities:
  Net earnings                $143,561   $105,828   $50,460   $31,495
  Adjustments to reconcile
   net earnings to net
   cash provided by
   operating activities:
    Change in premium,
     claims and other
     receivables              (122,312)   (41,330)   55,568    11,110
    Change in reinsurance
     recoverables             (108,277)   103,870      (569)   50,901
    Change in ceded
     unearned premium         (127,367)   (88,940)  (36,190)  (25,047)
    Change in loss and loss
     adjustment expense
     payable                   379,998    (57,747)  128,445   (11,442)
    Change in reinsurance
     balances payable          121,278     70,672    35,962    12,260
    Change in unearned
     premium and other
     deferred revenue          283,128    122,811    38,295    22,011
    Change in premium and
     claims payable, net
     of restricted cash        (34,063)   (76,039)  (95,033)  (59,174)
    Gains on dispositions
     of subsidiaries and
     other operating
     investments               (52,682)        --   (52,682)       --
    Depreciation,
     amortization and
     impairments                12,828     10,808     4,343     2,875
    Other, net                  32,006     25,189    73,609    17,305
                            ----------- ---------- --------- ---------
      Cash provided by
       operating activities    528,098    175,122   202,208    52,294

Cash flows from investing activities:
  Sales of fixed income
   securities                  167,357    217,370    35,473    19,904
  Maturity or call of fixed
   income securities           142,652     53,918    30,404    20,967
  Sales of equity
   securities                    4,165      3,958     3,000       541
  Disposition of
   subsidiaries and other
   operating investments        82,618         --    65,772        --
  Change in short-term
   investments                (202,904)    84,799   (88,103)   28,932
  Cost of securities
   acquired                   (694,211)  (505,099) (173,720)  (92,578)
  Payments for purchase of
   subsidiaries, net of
   cash received               (16,680)   (39,227)       --   (39,227)
  Purchases of property and
   equipment                   (21,820)    (5,782)   (1,560)   (1,834)
                            ----------- ---------- --------- ---------
      Cash used by
       investing activities   (538,823)  (190,063) (128,734)  (63,295)

Cash flows from financing activities:
  Issuance of notes
   payable, net of costs       174,845     76,000    40,000    36,000
  Sale of common stock          20,279     11,207     2,803     1,169
  Payments on notes payable   (108,813)   (31,969)  (40,090)  (16,560)
  Dividends paid and other,
   net                         (19,476)   (16,882)   (4,775)   (4,051)
                            ----------- ---------- --------- ---------
      Cash provided (used)
       by financing
       activities               66,835     38,356    (2,062)   16,558
                            ----------- ---------- --------- ---------

      Net change in cash        56,110     23,415    71,412     5,557

      Cash at beginning of
       period                   40,306     16,891    25,004    34,749
                            ----------- ---------- --------- ---------

      Cash at end of period    $96,416    $40,306   $96,416   $40,306
                            =========== ========== ========= =========

Note: Certain amounts from the prior year have been reclassified to be consistent with the current classifications.


                          HCC Insurance Holdings, Inc.
                            Insurance Company Premium
                                December 31, 2003
                                ($ in thousands)

                                     Full Year   Full Year    Change
                                       2003        2002          %
                                    ----------- ----------- ----------
GROSS WRITTEN

Group life, accident & health         $565,494    $503,263        12%
Diversified financial products         553,501     178,653       210
London market account                  223,149     199,816        12
Aviation                               214,718     212,518         1
Other specialty lines                  148,239      32,563       355
                                    ----------- ----------- ----------
                                     1,705,101   1,126,813        51%

Discontinued lines                      34,793      32,436
                                    ----------- -----------
                                    $1,739,894  $1,159,249
                                    =========== ===========

NET WRITTEN

Group life, accident & health         $299,913    $244,554        23%
Diversified financial products         183,560      43,731       320
London market account                  155,987     113,925        37
Aviation                                99,447      99,826        (0)
Other specialty lines                  109,408      25,621       327
                                    ----------- ----------- ----------
                                       848,315     527,657        61%

Discontinued lines                      17,187      18,254
                                    ----------- -----------
                                      $865,502    $545,911
                                    =========== ===========

NET EARNED PREMIUM

Group life, accident & health         $290,009    $240,070        21%
Diversified financial products         123,562      23,102       435
London market account                  137,572      89,260        54
Aviation                                97,536     100,960        (3)
Other specialty lines                   57,551      22,337       158
                                    ----------- ----------- ----------
                                       706,230     475,729        48%

Discontinued lines                      32,042      29,792
                                    ----------- -----------
                                      $738,272    $505,521
                                    =========== ===========


                          HCC Insurance Holdings, Inc.
                            Insurance Company Premium
                                December 31, 2003
                                ($ in thousands)

                                      4th Qtr     4th Qtr     Change
                                        2003        2002        %
                                    ----------- ----------- ----------
GROSS WRITTEN

Group life, accident & health         $139,332    $124,700        12%
Diversified financial products         153,311      64,823       137
London market account                   34,087      37,417        (9)
Aviation                                49,438      58,610       (16)
Other specialty lines                   60,846      16,109       278
                                    ----------- ----------- ----------
                                       437,014     301,659        45%

Discontinued lines                       3,113       5,506
                                    ----------- -----------
                                      $440,127    $307,165
                                    =========== ===========

NET WRITTEN

Group life, accident & health          $66,324     $68,035        (3)%
Diversified financial products          49,143      15,001       228
London market account                   20,046      21,971        (9)
Aviation                                23,682      24,085        (2)
Other specialty lines                   36,767      12,368       197
                                    ----------- ----------- ----------
                                       195,962     141,460        39%

Discontinued lines                       3,413       2,223
                                    ----------- -----------
                                      $199,375    $143,683
                                    =========== ===========

NET EARNED PREMIUM

Group life, accident & health          $69,756     $69,915        (0)%
Diversified financial products          43,163       9,072       376
London market account                   35,839      26,955        33
Aviation                                24,757      24,361         2
Other specialty lines                   21,718       8,990       142
                                    ----------- ----------- ----------
                                       195,233     139,293        40%

Discontinued lines                       7,685       3,829
                                    ----------- -----------
                                      $202,918    $143,122
                                    =========== ===========


                          HCC Insurance Holdings, Inc.
                        Consolidated Insurance Companies
                                 Net Loss Ratios
                                December 31, 2003
                                ($ in thousands)


                            Full Year 2003         Full Year 2002
                      Net                      Net
                      Earned   Actual  Loss    Earned   Actual  Loss
  Line of Business    Premium  Losses  Ratio   Premium  Losses  Ratio
-------------------- ------------------------ ------------------------
Group life, accident
 & health            $290,009 $178,561  61.6% $240,070 $149,251  62.2%

Diversified
 financial products   123,562   59,112  47.8    23,102   10,708  46.4

London market
 account              137,572   73,254  53.2    89,260   45,937  51.5

Aviation               97,536   59,952  61.5   100,960   46,732  46.3

Other specialty
 lines                 57,551   46,632  81.0    22,337   22,581 101.1

                     ------------------------ ------------------------
                      706,230  417,511  59.1   475,729  275,209  57.8

Discontinued lines     32,042   71,141 222.0    29,792   31,282 105.0

                     ------------------------ ------------------------

Total                $738,272 $488,652  66.2% $505,521 $306,491  60.6%


                     HCC Insurance Holdings, Inc.
     Schedule of Adjustments to the First Three Quarters of 2003
                                   (unaudited)

                    Third Quarter                Second Quarter
             ---------------------------- ----------------------------
                       Basic     Diluted            Basic     Diluted
                       Earnings  Earnings           Earnings  Earnings
                       Per       Per                Per       Per
              Amount   Share     Share     Amount   Share     Share
             -------- --------- --------- -------- --------- ---------

Earnings
 from
 continuing
 operations  $37,888     $0.59     $0.58  $33,069     $0.53     $0.52

Effect of
 adjustment
 on operations
 for the
 quarter      (1,985)    (0.03)    (0.03)  (1,694)    (0.03)    (0.03)

Cumulative
 adjustment       --        --        --       --        --        --
             -------- --------- --------- -------- --------- ---------

Earnings
 from
 continuing
 operations,
 as
 adjusted    $35,903     $0.56     $0.55  $31,375     $0.50     $0.49
             ======== ========= ========= ======== ========= =========


Net earnings,
 as reported $38,351     $0.60     $0.59  $34,662     $0.55     $0.54

Effect of
 adjustment
 on operations
 for the
 quarter      (1,985)    (0.03)    (0.03)  (1,694)    (0.03)    (0.02)


Cumulative
 adjustment       --        --        --       --        --        --
             -------- --------- --------- -------- --------- ---------

Net earnings,
 as adjusted $36,366     $0.57     $0.56  $32,968     $0.52     $0.52
             ======== ========= ========= ======== ========= =========

                                         First Quarter
                              ------------------------------------
                                            Basic       Diluted
                                            Earnings    Earnings
                                            Per         Per
                                Amount      Share       Share
                              -----------  ----------- -----------

Earnings from
 continuing
 operations                      $29,109        $0.46       $0.46

Effect of
 adjustment
 on operations
 for the
 quarter                          (2,618)       (0.04)      (0.04)

Cumulative
 adjustment                       (3,890)       (0.06)      (0.06)
                              -----------  ----------- -----------

Earnings from
 continuing
 operations,
 as adjusted                     $22,601        $0.36       $0.36
                              ===========  =========== ===========

Net earnings,
 as reported                     $30,275        $0.48       $0.48

Effect of
 adjustment
 on operations
 for the
 quarter                          (2,618)       (0.04)      (0.04)


Cumulative
 adjustment                       (3,890)       (0.06)      (0.06)
                              -----------  ----------- -----------

Net earnings,
 as adjusted                     $23,767        $0.38       $0.38
                              ===========  =========== ===========

    CONTACT: HCC Insurance Holdings, Inc., Houston
             L. Byron Way, 713-690-7300



       The information contained herein shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  February 19, 2004      HCC INSURANCE HOLDINGS, INC.



                               By:  /s/ Christopher L. Martin
                                    --------------------------------------------
                                    Christopher L. Martin
                                    Executive Vice President and General Counsel